ferro reports robust first quarter 2017 performance

AND Updates full-year guidance

▪	Net sales increased 15.5%, compared to the prior-year quarter, to $320.6 million
o	Organic sales rose 6.7% on a constant currency basis

▪	Gross profit margin expanded 40 basis points, compared to the prior-year quarter, to 30.8%
o	Adjusted gross profit margin expanded 120 basis points to 31.6%

▪	Net income attributable to Ferro Corporation common shareholders improved to $21.9 million from a net loss of $10.0 million in the prior-year quarter

▪	Earnings per diluted share from continuing operations increased 13%, compared to the prior-year quarter, to $0.26
o	Adjusted earnings per diluted share increased 41% to $0.31

▪	Adjusted EBITDA grew 29.1%, compared to the prior-year quarter, to $56.4 million

The results and guidance in this release, including in the highlights above, contain references to non-GAAP measures from continuing operations, which are identified by the word “adjusted” preceding the measure.  Reconciliation of GAAP to non-GAAP results can be found at the end of this release.

CLEVELAND, Ohio – April 25, 2017 – Ferro Corporation (NYSE: FOE) today reported results for the first quarter ended March 31, 2017.

Peter Thomas, Ferro’s Chairman, President and CEO, said, “Ferro delivered another quarter of strong financial performance, as volume and sales growth continued the momentum from the second half of 2016.  Over the past three consecutive quarters, we have delivered year-over-year improvements in organic volume and revenue growth, gross margin, and adjusted EBITDA margin.

“As we look toward the remainder of 2017, we expect organic sales growth to remain in line with our prior expectations and raw material headwinds to put pressure on margins consistent with our original guidance. We anticipate the strength we saw in the first quarter will be additive to our original full-year estimates however, and, therefore, are updating our adjusted EPS guidance for the full year to a range of $1.17 to $1.22 per diluted share.

“Along with organic growth, we also continued to extend our market leadership positions in functional coatings and color solutions by acquiring, in the second quarter, Italy based Smalti per Ceramiche, an attractive and complementary addition to our portfolio of high-end tile coating products.

“With intense focus on our strategic priorities, a solid financial position, and ongoing commitment to operational efficiencies, we are driving growth across our portfolio of businesses and have every confidence that we can create significant long-term value for our shareholders.’’

2017 Consolidated First Quarter Results from Continuing Operations

First quarter net sales grew 15.5% to $320.6 million from $277.5 million in the prior-year quarter.  On a constant currency basis, first quarter net sales increased 18.8% compared to the prior-year quarter.  Gross profit increased 17.3% to $98.8 million from $84.2 million.  Adjusted gross profit increased 20.4% to $101.4 million from $84.2 million, while adjusted gross profit margin expanded by 120 basis points to 31.6%.  Ferro reported income from continuing operations in the first quarter of $22.1 million, or $0.26 per diluted share, compared with income from continuing operations of $19.8 million, or $0.23 per diluted share, for the prior-year quarter. On an adjusted basis, earnings per diluted share from continuing operations were $0.31, an increase of 40.9% from $0.22 per diluted share for the prior-year quarter.

Continuing Operations Earnings Per Diluted Share	Q1 2017	Q1 2016
GAAP	$ 0.26	$ 0.23
Adjusted (Non-GAAP)	$ 0.31	$ 0.22

In the first quarter of 2017, organic net sales (which exclude acquisitions owned less than 12 months) increased 6.7% on a constant currency basis.

Net cash provided by operating activities was $1.6 million, compared to a net use of $10.2 million in the prior-year quarter. Ferro’s adjusted free cash flow from continuing operations was a use of $2.2 million, compared to a use of $2.8 million in the prior-year quarter.  Adjusted free cash flow from continuing operations is defined as adjusted EBITDA from continuing operations less cash items used to operate the businesses, including cash taxes and interest, changes in working capital, capital expenditures and other cash items.

First Quarter Segment Results

In the first quarter, Ferro delivered improved financial performance in all three of its reporting segments.

•	Color Solutions (CS) (formerly Pigments, Powders and Oxides) increased sales by 47.9%, to $90.5 million, and grew gross profit to $28.2 million and generated a gross profit margin to 31.1%

•	Performance Color & Glass (PCG) increased sales by 17.4%, to $103.5 million, and grew gross profit to $37.4 million and gross profit margin to 36.1%

•

Performance Coatings (PC) generated relatively flat sales at $126.6 million, while growing gross profit to $33.5 million and gross profit margin to 26.5%.  Reformulation efforts – which drive gross margin expansion with higher volume but lower sales – adversely affected sales by approximately 3 to 4%.

Acquisition

On April 24, 2017, Ferro completed the acquisition of 100% of the equity interests of S.P.C. Group s.r.l. and Smalti per Ceramiche, s.r.l., (“SPC”), a high-end tile coatings manufacturer based in Italy that focuses on fast-growing specialty products, for approximately €19.8 million on a cash and debt free basis.  SPC products, strong technology, design capabilities, and customer-centric business model are complementary to Ferro’s Tile Coatings operations, and position Ferro for continued growth in the high-end tile markets.

The transaction multiple was 6.0x without full synergies.  Ferro expects the transaction to be accretive to earnings in year one.

Outlook

Management is providing adjusted diluted EPS, adjusted EBITDA and adjusted free cash flow from operations guidance on a continuing operations basis. While it is likely that Ferro could incur charges, or have cash flows for items excluded from adjusted diluted EPS, adjusted EBITDA and adjusted free cash flow from continuing operations such as mark-to-market adjustments of pension and other postretirement benefit obligations, restructuring and impairment charges, and legal and professional expenses related to certain business development activities, it is not possible, without unreasonable effort, to identify the amount or significance of these items or the potential for other transactions that may impact future GAAP net income and cash flow from operating activities. Management does not believe these items to be representative of underlying business performance. Management is unable to reconcile, without unreasonable effort, the Company's forecasted range of adjusted EPS, adjusted EBITDA and adjusted free cash from continuing operations to a comparable GAAP measures.

Commenting on the outlook, Mr. Thomas said, “The actions we have taken over the past four years are driving strong financial results and positioning Ferro for sustainable growth.  Given the momentum generated over the last four quarters, we remain confident that we can execute on our growth initiatives.   As we noted last quarter, however we expect to see some fluctuations in gross profit margin in the remainder of 2017, due to the time lag between raw material price increases and our pricing actions in response. And foreign currency exchange rates may also impact results in 2017, as rates remain volatile.  Our updated outlook reflects these considerations”

Based on the Company’s performance and the full-year outlook, and recognizing potential raw material impacts and currency rates for the remainder of the year equal to rates on 12/31/2016, consistent with prior guidance, Ferro updated its 2017 guidance as follows:

•	Adjusted EPS of $1.17 - $1.22 per diluted share, up from $1.12 - $1.17 per dilute share
•	Adjusted EBITDA of $214 million - $219 million, up from $207 million - $212 million
•	Adjusted Free Cash Flow from Continuing Operations of $85 million - $95 million, up from $80 million - $90 million
•	Consolidated sales growth of 8.5% - 9.5%, up from 7% - 8%

The new guidance does not include the recent acquisition of SPC or any additional acquisitions or divestitures in 2017.

Financing Transaction

As announced on February 14, 2017, the Company has completed a successful refinancing of its debt structure, which increased liquidity, extended debt maturities, and provided improved operating flexibility.  The refinancing positions Ferro to continue its value creation strategy with flexible financing options to support both organic and inorganic growth opportunities.

Constant Currency

Constant currency results reflect the re-measurement of 2016 reported and adjusted local currency results using 2017 exchange rates, resulting in constant currency comparative figures to 2017 reported and adjusted results. These non-GAAP financial measures presented should not be considered as a substitute for the measures of financial performance prepared in accordance with GAAP.

Conference Call

Ferro will conduct an investor teleconference at 10:00 a.m. EDT April 26, 2017. Investors can access this conference via the following:

•	Webcast can be accessed by clicking on the Investor Information link at the top of Ferro’s website at ferro.com.
•	Live telephone: Call 888-222-3913 within the U.S. or +1 303-223-4369 outside the U.S. Please join the call at least 10 minutes before the start time.
•	Webcast replay: Available on Ferro’s Investor website at ferro.com beginning at approximately 12:00 noon Eastern Time on April 26, 2017
•	Telephone replay: Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S. access code is 21849794).
•	Presentation material & podcast: Earnings presentation material and podcasts can be accessed through the Investor Information portion of the Company’s Web site at ferro.com.

About Ferro Corporation

Ferro Corporation  (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets. The Company’s reportable segments include:  Performance Coatings (metal and ceramic coatings), Performance Colors and Glass (glass coatings), and Color solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 5,155 associates globally and reported 2016 sales of $1.15 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	Ferro’s ability to successfully implement and/or administer its optimization initiatives, including its restructuring programs, and to produce the desired results;
•	currency conversion rates and economic, social, political, and regulatory conditions in the U.S. and around the world;

•

Ferro’s ability to identify suitable acquisition candidates, complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including, but not limited to, the Smalti per Cermaiche, Cappelle Pigments, Electro-Science Laboratories, Delta Performance Products, Pinturas Benicarló, Ferer, Al Salomi, Nubiola and Vetriceramici transactions), as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property, including trade secrets, or to successfully resolve claims of infringement brought against it;
•	sale of products and materials into highly regulated industries;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	management of Ferro’s general and administrative expenses;
•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of Ferro’s common stock; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2016.

Ferro Corporation

Investor Contact:

Kevin Cornelius Grant, 216.875.5451

Manager, Investor Relations

kevincornelius.grant@ferro.com

or

Media Contact:

Mary Abood, 216.875.5401

Director, Corporate Communications

mary.abood@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)	Three Months Ended
	March 31,
	2017	2016

Net sales	$320,555	$277,451
Cost of sales	221,761	193,222
Gross profit	98,794	84,229
Selling, general and administrative expenses	58,958	52,646
Restructuring and impairment charges	3,018	881
Other expense (income):
Interest expense	6,224	4,847
Interest earned	(180)	(85)
Foreign currency (gains) losses, net	(314)	1,611
Loss on extinguishment of debt	3,905	-
Miscellaneous income, net	(2,076)	(3,453)
Income before income taxes	29,259	27,782
Income tax expense	7,138	8,018
Income from continuing operations	22,121	19,764
Loss from discontinued operations, net of income taxes	-	(29,494)
Net income (loss)	22,121	(9,730)
Less: Net income attributable to noncontrolling interests	223	236
Net income (loss) attributable to Ferro Corporation common shareholders	$21,898	$(9,966)

Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings (loss):
Continuing operations	$0.26	$0.23
Discontinued operations	-	(0.35)
	$0.26	$(0.12)

Diluted earnings (loss):
Continuing operations	$0.26	$0.23
Discontinued operations	-	(0.35)
	$0.26	$(0.12)
Shares outstanding:
Weighted-average basic shares	83,530	83,311
Weighted-average diluted shares	84,888	84,290
End-of-period basic shares	83,634	83,181

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales and Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2017	2016
Segment Net Sales
Performance Coatings	$126,565	$128,124
Performance Colors and Glass	103,518	88,170
Color Solutions	90,472	61,157
Total segment net sales	$320,555	$277,451

Segment Gross Profit
Performance Coatings	$33,489	$32,115
Performance Colors and Glass	37,418	31,838
Color Solutions	28,182	20,286
Other costs of sales	(295)	(10)
Total gross profit	$98,794	$84,229

Selling, general and administrative expenses
Strategic services	$31,693	$28,404
Functional services	22,712	20,631
Incentive compensation	1,830	1,985
Stock-based compensation	2,723	1,626
Total selling, general and administrative expenses	$58,958	$52,646

Restructuring and impairment charges	3,018	881
Other expense, net	7,559	2,920
Income before income taxes	$29,259	$27,782

Table 3

Ferro Corporation and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)	March 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$92,829	$45,582
Accounts receivable, net	289,476	259,687
Inventories	250,590	229,847
Other receivables	38,280	37,814
Other current assets	10,183	9,087
Total current assets	681,358	582,017
Other assets
Property, plant and equipment, net	257,993	262,026
Goodwill	148,203	148,296
Intangible assets, net	136,030	137,850
Deferred income taxes	109,555	106,454
Other non-current assets	51,094	47,126
Total assets	$1,384,233	$1,283,769

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$16,632	$17,310
Accounts payable	139,880	127,655
Accrued payrolls	29,858	35,859
Accrued expenses and other current liabilities	70,433	65,203
Total current liabilities	256,803	246,027
Other liabilities
Long-term debt, less current portion	618,335	557,175
Postretirement and pension liabilities	163,279	162,941
Other non-current liabilities	59,489	62,594
Total liabilities	1,097,906	1,028,737
Equity
Total Ferro Corporation shareholders’ equity	278,145	247,113
Noncontrolling interests	8,182	7,919
Total liabilities and equity	$1,384,233	$1,283,769

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net income (loss)	$22,121	$(9,730)
Loss (gain) on sale of assets and business	419	(4,083)
Depreciation and amortization	11,375	10,672
Interest amortization	479	315
Restructuring and impairment	2,828	24,164
Loss on extinguishment of debt	3,905	-
Accounts receivable	(26,619)	(23,582)
Inventories	(17,114)	(7,706)
Accounts payable	8,188	5,555
Other current assets and liabilities, net	(3,265)	1,876
Other adjustments, net	(687)	(7,642)
Net cash provided by (used in) operating activities	1,630	(10,161)

Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long lived assets	(6,766)	(7,365)
Proceeds from sale of assets	2	3,586
Business acquisitions, net of cash acquired	-	(7,909)
Net cash used in investing activities	(6,764)	(11,688)

Cash flows from financing activities
Net (repayments) borrowings under loans payable	(3,985)	3,561
Proceeds from revolving credit facility, maturing 2019	15,628	117,834
Principal payments on revolving credit facility, maturing 2019	(327,183)	(40,212)
Principal payments on term loan facility, maturing 2021	(243,250)	(50,750)
Proceeds from term loan facility, maturing 2024	623,827
Payment of debt issuance costs	(12,712)	(301)
Purchase of treasury stock	-	(11,429)
Other financing activities	(390)	497
Net cash provided by financing activities	51,935	19,200
Effect of exchange rate changes on cash and cash equivalents	446	134
Increase (decrease) in cash and cash equivalents	47,247	(2,515)
Cash and cash equivalents at beginning of period	45,582	58,380
Cash and cash equivalents at end of period	$92,829	$55,865

Cash paid during the period for:
Interest	$6,535	$4,763
Income taxes	$4,097	$2,669

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Three Months Ended March 31 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[3]	Net income (loss) attributable to common shareholders	Diluted earnings (loss) per share

	2017

As reported	$221,761	$58,958	$3,018	$7,559	$7,138	$21,898	$0.26
Special items:
Restructuring	-	-	(3,018)	-	1,012	2,006	0.02
Other[1]	(2,637)	(2,550)	-	(1,174)	3,675	2,686	0.03
Total special items[4]	(2,637)	(2,550)	(3,018)	(1,174)	4,687	4,692	0.05
As adjusted	$219,124	$56,408	$-	$6,385	$11,825	$26,590	$0.31

	2016

As reported	$193,222	$52,646	$881	$2,920	$8,018	$(9,966)	$(0.12)
Special items:
Restructuring	-	-	(881)	-	271	610	0.01
Other[2]	-	(1,431)	-	3,765	(635)	(1,699)	(0.02)
Discontinued operations	-	-	-	-	-	29,494	0.35
Total special items[4]	-	(1,431)	(881)	3,765	(364)	28,405	0.34
As adjusted	$193,222	$51,215	$-	$6,685	$7,654	$18,439	$0.22

(1)

The adjustments to “Cost of Sales” primarily include the amortization of purchase accounting adjustments related to our recent acquisitions.  The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to certain business development activities.  The adjustments to “Other expense, net” primarily relates to debt extinguishment costs and a reduction of a contingent liability in Argentina.

(2)

The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to certain business development activities.  The adjustments to “Other expense, net” primarily relates to the gain on an asset sale that was recognized.

(3)	The tax rate reflects the reported tax rate, adjusted for non-GAAP adjustments being tax effected at the respective statutory rate where the item originated.
(4)	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.  The adjusted income, earnings per share and other adjusted items presented above exclude certain special items including restructuring charges, certain business development activities,  gains on sale of assets, debt extinguishment costs, certain purchase accounting adjustments and discontinued operations.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Adjusted Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2017	2016

Performance Coatings	$126,565	$128,124
Performance Colors and Glass	103,518	88,170
Color Solutions	90,472	61,157
Total net sales	$320,555	$277,451

Total net sales	$320,555	$277,451
Adjusted cost of sales[1]	219,124	193,222
Adjusted gross profit	$101,431	$84,229
Adjusted gross profit percentage	31.6%	30.4%

(1)	Refer to Table 5 for the reconciliation of cost of sales to adjusted cost of sales for the three months ended March 31, 2017 and 2016, respectively.

It should be noted that adjusted cost of sales and adjusted gross profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.   Adjusted gross profit and adjusted cost of sales exclude certain items, primarily comprised of the amortization of purchase accounting adjustments related to our recent acquisitions.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Three Months Ended
(Dollars in thousands)	March 31,
	2016	Adjusted 2016[1]	2017	2017 vs Adjusted 2016
Segment net sales
Performance Coatings	$128,124	$122,736	$126,565	$3,829
Performance Colors and Glass	88,170	86,575	103,518	16,943
Color Solutions	61,157	60,528	90,472	29,944
Total segment net sales	$277,451	$269,839	$320,555	$50,716

Segment adjusted gross profit
Performance Coatings	$32,115	$30,648	$33,489	$2,841
Performance Colors and Glass	31,838	31,288	37,885	6,597
Color Solutions	20,286	20,071	30,300	10,229
Other costs of sales	(10)	(10)	(243)	(233)
Total adjusted gross profit[2]	$84,229	$81,997	$101,431	$19,434

Adjusted selling, general and administrative expenses
Strategic services	$28,404	$27,585	$31,616	$4,031
Functional services	19,200	19,030	20,239	1,209
Incentive compensation	1,985	1,946	1,830	(116)
Stock-based compensation	1,626	1,626	2,723	1,097
Total adjusted selling, general and administrative expenses[3]	$51,215	$50,187	$56,408	$6,221

Adjusted operating profit	$33,014	$31,810	$45,023	$13,213
Adjusted operating profit as a % of net sales	11.9%	11.8%	14.0%

(1)

Reflects the remeasurement of 2016 reported and adjusted local currency results using 2017 exchange rates, resulting in constant currency comparative figures to 2017 reported and adjusted results.  See Table 5 for non-GAAP adjustments applicable to the three month period.

(2)	Refer to Table 6 for the reconciliation of gross profit to adjusted gross profit for the three months ended March 31, 2017 and 2016, respectively.
(3)	Refer to Table 5 for the reconciliation of SG&A expenses to adjusted SG&A expenses for the three months ended March 31, 2017 and 2016, respectively.

It should be noted that the adjusted 2016 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net  income (loss) attributable to Ferro Corporation common shareholders to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2017	2016

Net income (loss) attributable to Ferro Corporation common shareholders	$21,898	$(9,966)
Net income attributable to noncontrolling interests	223	236
Loss from discontinued operations, net of income taxes	-	29,494
Restructuring and impairment charges	3,018	881
Other expense (income), net	1,335	(1,927)
Interest expense	6,224	4,847
Income tax expense	7,138	8,018
Depreciation and amortization	11,854	10,987
Less: interest amortization expense and other	(479)	(315)
Cost of sales adjustments[1]	2,637	-
SG&A adjustments[1]	2,550	1,431
Adjusted EBITDA	$56,398	$43,686

Net sales	$320,555	$277,451
Adjusted EBITDA as a % of net sales	17.6%	15.7%

(1)

For details of Non-GAAP adjustments, refer to Table 5 for the reconciliation of cost of sales to adjusted cost of sales and SG&A to adjusted SG&A for the three months ended March 31, 2017 and 2016, respectively.

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.    Adjusted EBITDA is net income (loss) attributable to Ferro Corporation common shareholders before the effects of net income attributable to noncontrolling interest, discontinued operations, restructuring and impairment charges, other expense (income), net, interest expense, income tax expense, depreciation and amortization, non-GAAP adjustments to cost of sales and non-GAAP adjustments to SG&A.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Return on Invested Capital

For the Rolling Twelve Months Ended (unaudited)

(Dollars in thousands)	March 31,	December 31,
	2017	2016

Gross profit	$365,782	$351,217
Selling, general and administrative expenses	248,014	241,702
Total operating profit	117,768	109,515
Non-GAAP adjustments[1]	46,444	42,688
Adjusted operating profit before tax	164,212	152,203
Less: Tax expense[2]	(45,979)	(40,182)
Net adjusted operating profit after tax	$118,233	$112,021

Recent acquisitions[3] NOPAT gain	5,946	2,535
Net adjusted operating profit after tax excluding recent acquisitions	$112,287	$109,486

Equity	286,327	255,032
Debt	634,967	574,485
Off balance sheet precious metal leases	31,860	28,743
Postretirement and pension liabilities	163,279	162,941
Environmental liabilities	13,290	15,531
Cash	(92,829)	(45,582)
Invested capital	$1,036,894	$991,150

Return on invested capital	11.4%	11.3%

Less: recent acquisitions[3] invested capital	138,773	143,047
Invested capital excluding recent acquisitions	$898,121	$848,103

Return on invested capital excluding recent acquisitions	12.5%	12.9%

(1)

The “Non-GAAP adjustments” include non-GAAP adjustments to cost of sales and non-GAAP adjustments to SG&A for the rolling twelve months ended March 31, 2017 and December 31, 2016.  The “Non-GAAP adjustments” also includes precious metal lease fees which were $0.8 million and $0.8 million for the rolling twelve months ended March 31, 2017 and December 31, 2015, respectively.

(2)	Operating profit for 2017 and 2016 is tax effected at 28.0% and 26.4%, respectively.
(3)

For the rolling twelve months ended March 31, 2017, the recent acquisitions include Pinturas, Delta Performance Products, ESL and Cappelle. For the rolling twelve months ended December 31, 2016, the recent acquisitions  include Ferer, Pinturas, Delta Performance Products, ESL and Cappelle.    Acquisitions are removed from being included in the recent acquisitions line item after the acquisitions are included in the Company for a full year.

It should be noted that net adjusted operating profit after tax and return on invested capital are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.    Net adjusted operating profit after tax is operating profit from continuing operations,  adjusted for non-GAAP adjustments to cost of sales and non-GAAP adjustments to SG&A tax effected.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 10

Ferro Corporation and Subsidiaries

Supplemental Information

Change in Net Debt (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31, 2017	March 31, 2016
Beginning of period
Gross debt	$578,205	$478,087
Cash	45,582	58,380
Gross debt	532,623	419,707

Unamortized debt issuance costs included in debt	3,720	4,533
Net debt	528,903	415,174

End of period
Gross debt	643,173	508,689
Cash	92,829	55,865
Gross debt	550,344	452,824

Unamortized debt issuance costs included in debt	8,206	4,329
Net debt	542,138	448,495

Period increase in gross debt	$(17,721)	$(33,117)

Period increase in net debt	$(13,235)	$(33,321)

We believe that given the significant cash and cash equivalents on its balance sheet that net cash against outstanding debt, net debt, between periods is a meaningful measure.

Table 11

Ferro Corporation and Subsidiaries

Supplemental Information

Adjusted Free Cash Flow from Continuing Operations (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31, 2017	March 31, 2016
	As Adjusted

Adjusted EBITDA[1]	$56,398	$43,686
Capital expenditures	(6,766)	(7,206)
Working capital	(35,545)	(22,684)
Cash income taxes	(4,097)	(2,669)
Cash interest	(6,535)	(4,763)
Pension	(619)	(922)
Incentive compensation payments	(12,224)	(8,802)
Other	7,173	607
Free Cash Flow from Continuing Operations	$(2,215)	$(2,753)

Discontinued operations	-	(8,583)
Restructuring/Other	(436)	(805)
Outflows from M&A activity	(2,358)	(9,547)
Debt issuance costs	(12,712)	-
Stock repurchase	-	(11,429)

Increase in Gross Debt[2]	$(17,721)	$(33,117)

Change in unamortized debt issuance costs, included in debt	4,486	(204)

Increase in Net Debt[2]	$(13,235)	$(33,321)

(1)	See Table 8 for the reconciliation of net income (loss) attributable to Ferro Corporation common shareholders to adjusted EBITDA.
(2)	See Table 10 for the reconciliation of gross debt and net debt.

It should be noted that adjusted EBITDA and adjusted free cash flow from continuing operations are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.    Adjusted EBITDA is net income (loss) attributable to Ferro Corporation common shareholders before the effects of income attributable to noncontrolling interest, discontinued operations, restructuring and impairment charges, other expense (income) net, interest expense, income tax expense, depreciation and amortization, non-GAAP adjustments to cost of sales, and non-GAAP adjustments to SG&A. Adjusted Free Cash Flow from Continuing Operations is adjusted EBITDA less capital expenditures, changes in working capital, cash income taxes, cash interest, pension contributions, incentive compensation payments, and other continuing operations cash items. We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.